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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Proxim, Inc. for the registration of 5,420,000 shares of its common stock and the incorporation by reference therein of our report dated February 9, 1999 (except for the first paragraph of Note 7, as to which the date is March 15, 1999, and the second paragraph of Note 7, as to which the date is February 16,
2000), with respect to the financial statements of WaveSpan Corporation (a development stage company) as of December 31, 1998 and 1997 and for the years then ended and for the period from March 16, 1995 (inception) through December 31, 1998, included in Proxim, Inc.'s Current Report on Form 8-K/A dated February 8, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

San Jose, California
February 20, 2001